Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 24, 2017, relating to the financial statements and financial highlights, which appears in BlackRock Developed Real Estate Index Fund’s (one of the series constituting BlackRock Funds) Annual Report on Form N-CSR for the year ended January 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 26, 2017